Exhibit 31.4

CERTIFICATION

I, Vincent Sita, certify that:

1.
I have reviewed this annual report on Form 10-K/A for the fiscal year ended December 31, 2022 of FalconStor Software, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023	/s/ Vincent Sita
Vincent Sita
Chief Financial Officer (principal financial officer)